UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2002

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     In a Memorandum Opinion and Order adopted April 9, 2002, and released on April 10, 2002 (the “Order”), the Federal Communications Commission (“FCC”) granted approval of the applications of National Broadcasting Company, Inc. (“NBC”), for consent to the transfer to NBC of control of the television stations owned by subsidiaries of Telemundo Communications Group, Inc. (“Telemundo”). Paxson Communications Corporation (the “Company”) had filed with the FCC a Petition to Deny approval of these applications and a request for a Declaratory Ruling as to whether conduct by NBC, including NBC’s influence and apparent control over certain members of the Company’s board directors selected by NBC (all of whom have since resigned from the board), had caused NBC to have an attributable interest in the Company in violation of FCC rules. In the Order, the FCC also denied the Company’s Petition to Deny and granted in part and denied in part the Company’s request for a Declaratory Ruling. Although the FCC found that the placement of NBC employees on the Company’s board and the subsequent actions of those persons in their capacity as directors of the Company resulted in NBC having an attributable interest in the Company in violation of the FCC’s multiple ownership rules, the FCC concluded that admonishment is the appropriate remedy and that further inquiry is not necessary. The FCC further indicated that should NBC choose to exercise its rights to nominate new members of the Company's board of directors, the FCC would require that such persons not be NBC employees or agents but persons who would reasonably be expected to act independently in all future Company matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant)

By: /s/ Thomas E. Severson

Thomas E. Severson Senior Vice President Chief Financial Officer and Treasurer Date: April 15, 2002

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